-more- Date: May 4, 2018 Media Contact: Investor Contact: Michael Kinney Dennis Puma 732-938-1031 732-938-1229 mkinney@njresources.com dpuma@njresources.com NEW JERSEY RESOURCES REPORTS SECOND-QUARTER FISCAL 2018 RESULTS WALL, N.J. — Today, New Jersey Resources (NYSE: NJR) reported results for the second quarter of fiscal 2018. Highlights include: • Consolidated net income of $140.3 million for the second quarter of fiscal 2018, compared with $114.7 million for the same period in fiscal 2017. • Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $142.1 million for the second quarter of fiscal 2018, compared with $104.1 million during the same period in fiscal 2017. • Fiscal 2018 NFE guidance reaffirmed at a range of $2.55 to $2.65 per share. • Energy Services continued to deliver strong results, reporting second-quarter fiscal 2018 NFE of $72.8 million, compared with $15.7 million during the same period in fiscal 2017, as a result of strong demand and market volatility due to cold weather during the quarter. • NJNG seeks to significantly expand its energy-efficiency programs with its $341 million filing with the New Jersey Board of Public Utilities (BPU). “With another impressive performance by Energy Services and a solid performance by New Jersey Natural Gas, fiscal 2018 is shaping up to be a strong year for our company," Laurence M. Downes, chairman and CEO of New Jersey Resources, said. "We will continue to focus on executing our strategy to meet our customers' expectations and deliver results for our shareowners." Second-quarter fiscal 2018 net income totaled $140.3 million, or $1.60 per share, compared with $114.7 million, or $1.33 per share, during the same period in fiscal 2017. Fiscal 2018 year-to-date net income totaled $264 million, or $3.02 per share, compared with $149.6 million, or $1.74 per share, during the same period in fiscal 2017. In the second quarter of fiscal 2018, NFE totaled $142.1 million, or $1.62 per share, compared with NFE of $104.1 million, or $1.21 per share, during the same period last year. Fiscal 2018 year-to-date NFE totaled $277.4 million, or $3.18 per share, compared with $144.5 million, or $1.68 per share, during the same period in fiscal 2017.

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 2 of 16

A reconciliation of net income to NFE for the three and six months ended March 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended March 31,		Six Months Ended March 31,	
(Thousands)	**2018**	2017	**2018**	2017
Net income*	**$ 140,266**	$ 114,702	**$ 263,965**	$ 149,631
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**(11,608)**	(54,855)	**23,246**	(26,553)
Tax effect	**4,716**	19,679	**(3,343)**	9,922
Effects of economic hedging related to natural gas inventory	**6,125**	34,328	**(19,262)**	16,389
Tax effect	**(1,715)**	(12,334)	**6,529**	(6,130)
Net income to NFE tax adjustment	**4,278**	2,586	**6,260**	1,230
Net financial earnings	**$ 142,062**	$ 104,106	**$ 277,395**	$ 144,489
Weighted Average Shares Outstanding				
Basic	**87,595**	86,275	**87,295**	86,182
Diluted	**87,989**	87,101	**87,690**	86,993
Basic earnings per share	**$ 1.60**	$ 1.33	**$ 3.02**	$ 1.74
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**(0.13)**	(0.64)	**0.27**	(0.31)
Tax effect	**0.05**	0.23	**(0.04)**	0.12
Effects of economic hedging related to natural gas inventory	**0.07**	0.40	**(0.22)**	0.19
Tax effect	**(0.02)**	(0.14)	**0.08**	(0.07)
Net income to NFE tax adjustment	**0.05**	0.03	**0.07**	0.01
Basic net financial earnings per share	**$ 1.62**	$ 1.21	**$ 3.18**	$ 1.68

**Results during the first six months of fiscal 2018 include an estimated income tax benefit of $58.5 million, or $0.67 per share, due to the revaluation of deferred taxes resulting from the reduction in the corporate tax rate.*

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Credits (SRECs) and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under "Non-GAAP Financial Information."

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NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 3 of 16

A table summarizing our key performance metrics for the three and six months ended March 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended March 31,		Six Months Ended March 31,	
($ in Thousands)	**2018**	2017	**2018**	2017
Net income	**$ 140,266**	$ 114,702	**$ 263,965**	$ 149,631
EPS	**$ 1.60**	$ 1.33	**$ 3.02**	$ 1.74
NFE	**142,062**	104,106	**$ 277,395**	$ 144,489
Basic net financial earnings per share	**$ 1.62**	$ 1.21	**$ 3.18**	$ 1.68

A table detailing NFE for the three and six months ended March 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended March 31,		Six Months Ended March 31,	
(Thousands)	**2018**	2017	**2018**	2017
Net financial earnings (loss)				
New Jersey Natural Gas	**$ 60,442**	$ 60,233	**$ 94,551**	$ 90,581
Midstream	**1,315**	4,948	**18,826**	7,335
Subtotal Regulated	**61,757**	65,181	**113,377**	97,916
Clean Energy Ventures	**10,051**	22,743	**81,301**	25,585
Energy Services	**72,832**	15,746	**93,106**	19,233
Home Services and Other	**(2,488)**	708	**(10,204)**	2,250
Subtotal Non-Regulated	**80,395**	39,197	**164,203**	47,068
Subtotal	**142,152**	104,378	**277,580**	144,984
Eliminations	**(90)**	(272)	**(185)**	(495)
Total	**$ 142,062**	$ 104,106	**$ 277,395**	$ 144,489

NJR Reaffirms Fiscal 2018 NFE Guidance:

NJR reaffirmed fiscal 2018 NFE guidance of $2.55 to $2.65 per share, subject to the risks and uncertainties identified below under "Forward-Looking Statements." NJR expects its regulated businesses to generate between 40 to 55 percent of total NFE, with New Jersey Natural Gas (NJNG) continuing to be the largest contributor, excluding the impacts of tax reform. The following chart represents NJR's current expected contributions from its subsidiaries, and the estimated benefits as a result of the revaluation of deferred taxes due to tax reform for fiscal 2018:

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NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 4 of 16 -more- Company Expected Fiscal 2018 Net Financial Earnings Contribution New Jersey Natural Gas 35 to 45 percent Midstream 5 to 10 percent Total Regulated 40 to 55 percent Clean Energy Ventures 5 to 10 percent Energy Services 20 to 30 percent Home Services and Other 1 to 3 percent Total Non-Regulated 26 to 43 percent NFE contribution from the revaluation of deferred taxes due to tax reform 20 to 25 percent In providing fiscal 2018 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts. Effective Tax Rate: NJR’s estimated annual effective tax rate increased to 17.2 percent in fiscal 2018 from 15.6 percent in fiscal 2017. The increase is due to fewer expected investment tax credits, offset by a reduction in the federal tax rate. For NFE purposes, NJR expects the annual effective tax rate to increase from 12.7 percent to 15.3 percent. NJR recognized $18.4 million in tax credits, net of deferred taxes, during the first six months of fiscal 2018, compared with $30 million during the same period in fiscal 2017. Further detail can be found in Note 11 “Income Taxes” within our 10-Q filing. Regulated Business Update: New Jersey Natural Gas NJNG reported second-quarter fiscal 2018 NFE of $60.4 million, compared with $60.2 million, during the same period in fiscal 2017. Fiscal 2018 year-to-date NFE at NJNG were $94.6 million, compared with $90.6 million during the same period last year. Increases in NFE for the quarter and fiscal year-to-date were due primarily to customer growth and return on capital expenditures associated with BPU-approved infrastructure projects, offset by increased operation and maintenance expenses. Customer Growth: • NJNG added 4,656 new customers during the first six months of fiscal 2018, compared with 4,130 during the same period last year, primarily driven by the residential new construction market. These new customer additions, and those customers who added additional natural gas services to their premises, are expected to contribute $2.8 million annually to utility gross margin. • NJNG expects to add between 26,000 to 28,000 new customers through fiscal 2020, representing an average annual growth rate of 1.7 percent and a cumulative increase in utility gross margin of approximately $16 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 5 of 16 -more- Infrastructure Update: • Safety Acceleration and Facilities Enhancement (SAFE) II is a five-year program approved by the BPU in September 2016 designed to replace the remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. During the first six months of fiscal 2018, NJNG invested $16.5 million to replace 22 miles of unprotected steel main and services. • New Jersey Reinvestment in System Enhancement (NJ RISE) program is a five-year, $102.5 million investment that began in 2014. During the first six months of fiscal 2018, NJNG installed a secondary natural gas distribution main between Brick and Mantoloking, and reinforced a regulator station in Long Beach Island. NJNG expects to complete work on a secondary natural gas distribution main in the southern section of the Seaside barrier island by June 2018. • Both the SAFEII and NJ RISE programs are eligible for annual base rate increases. On March 29, 2018, NJNG filed its annual petition with the BPU requesting a base rate change in the amount of $6.9 million for the recovery of capital costs through June 30, 2018. The filing will be updated in July 2018 to reflect the actual results through June 30, 2018, with changes to base rates effective October 1, 2018. • The Southern Reliability Link (SRL), which will provide a secondary interstate feed into the southern end of NJNG’s delivery system, continues to make progress on the remaining easement and road-opening permits. Once obtained, construction will begin. NJNG expects the SRL to be in service during 2019. Basic Gas Supply Service Incentive Programs: • BGSS incentive programs contributed $2.4 million in the second quarter of fiscal 2018 to utility gross margin, compared with $2.9 million during the same period in fiscal 2017. Fiscal year-to-date, these programs contributed $6.8 million, compared with $6.7 million during the same period in fiscal 2017. Energy Efficiency: • The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $6.2 million during the first six months of fiscal 2018 in grants and financing options designed to help customers with energy-efficiency upgrades for their homes and businesses. • On March 28, 2018, NJNG submitted a filing with the BPU to significantly expand its energy-efficiency offerings to help more customers save money, manage their energy usage and reduce emissions. Pending BPU approval, NJNG is planning to invest approximately $341 million over the six-year program. Tax Reform Benefits Customers: • On March 26, 2018, the BPU approved NJNG’s filing to pass through the benefits of the federal tax reform and reduce customers’ rates by $21 million, inclusive of sales tax, effective April 1, 2018, resulting in a $31, or a 3 percent, annual decrease for the typical customer. • The BPU is reviewing NJNG's request to provide a one-time refund to customers, totaling approximately $31 million. Actual refund amounts will be determined in May and reflect individual customer usage. Customers can expect to see these savings in their May or June bills. • When combined, the average customer using 1,000 therms per year will see an estimated overall reduction of $78, or 7.4 percent, this year.

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 6 of 16 -more- Midstream Midstream reported second-quarter 2018 net financial earnings of $1.3 million, compared with NFE of $4.9 million during the same period in fiscal 2017, and fiscal year-to-date NFE of $18.8 million, compared with $7.3 million during the same period last year. The higher fiscal year-to-date results reflect the benefits of tax reform. • Regulated infrastructure projects, including the PennEast Pipeline and Adelphia Gateway, continue to move forward. These projects are designed to benefit our customers by providing low-cost natural gas from the Marcellus Shale region and shareowners with a competitive return on their investment. • On January 19, 2018, the Federal Energy Regulatory Commission (FERC) issued PennEast a Certificate of Public Convenience and Necessity. PennEast continues to target an in-service date in 2019; however, the delay in receiving its FERC certificate has affected the timetable for land access, surveys and permit applications, which may delay the commencement of construction to 2019. NJR has adjusted its capital plan to reflect construction commencing in 2019. Non-Regulated Business Update: Energy Services Energy Services reported second-quarter fiscal 2018 NFE of $72.8 million, compared with $15.7 million during the same period in fiscal 2017. Fiscal 2018 year-to-date NFE were $93.1 million, compared with $19.2 million during the same period in fiscal 2017. The significant increase in NFE in both periods was due primarily to colder weather, which resulted in increased storage withdrawals to meet higher demand coupled with higher volatility, that allowed Energy Services to capture additional financial margin from natural gas price spreads. Clean Energy Ventures Clean Energy Ventures (CEV) reported NFE of $10.1 million in the second quarter of fiscal 2018, compared with $22.7 million in the same period in fiscal 2017. Fiscal 2018 year-to-date NFE were $81.3 million, compared with $25.6 million during the same period in fiscal 2017. The lower quarterly results were due primarily to an expectation of fewer Investment Tax Credits (ITC), compared with the same period in fiscal 2017, as a result of the planned execution of sale leaseback financings for all fiscal 2018 commercial solar projects. The improved fiscal year-to-date results were due primarily to an estimated benefit of $63.1 million related to the revaluation of deferred income taxes. Highlights include: • On March 2, 2018, CEV entered into a purchase and sale agreement for its 9.7 megawatt (MW) wind farm in Two Dot, Montana for a total sale price of $18.5 million. The sale is expected to close during the third quarter of fiscal 2018, pending FERC approval. • In March 2018, CEV committed to a plan to pursue the sale of its remaining wind assets. CEV is targeting the sale of the remaining wind assets will be completed within the next 12 months. As of March 31, 2018, the company classified its wind assets and liabilities as held for sale. • Four commercial solar projects located in Old Bridge, Raritan, South Brunswick and Springfield Townships, New Jersey, totaling 42.9 MWs of capacity, and an approximate investment of $96.4 million, are under construction and CEV expects them to be placed into service during fiscal 2018.

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 7 of 16 -more- • Solar-related capital expenditures for The Sunlight Advantage® projects during the second quarter of fiscal 2018 were $5.4 million, compared with $11.1 million during the same period in fiscal 2017. The decrease was due primarily to fewer projects placed into service. CEV expects total solar-related capital expenditures during fiscal 2018 to be between $132 million and $145 million, of which $96.4 million will utilize sale leaseback financing. This compares with total solar-related capital expenditures of $120.3 million in fiscal 2017, which included $33 million of sale leaseback financing. Home Services and Other Operations In the second quarter of fiscal 2018, Home Services, the company’s non-regulated retail and appliance service subsidiary, and Other Operations reported a net financial loss of $2.5 million, compared with NFE of $708,000 during the same period last year. Fiscal 2018 year-to-date net financial losses were $10.2 million, compared with NFE of $2.3 million during the same period last year. The fiscal 2018 year-to-date decrease was due to an estimated $10.7 million charge primarily attributed to other operations resulting from the revaluation of deferred income taxes due to tax reform. Home Services reported a net financial loss of $1.7 million in the second quarter of fiscal 2018, compared with a net financial loss of $1.7 million during the same period last year. Fiscal 2018 year-to-date net financial losses were $5.5 million, compared with net financial loss of $2.5 million during the same period last year. The fiscal year-to-date decrease was due primarily to an estimated $2.8 million charge based on the revaluation of deferred taxes recognized during the first quarter of fiscal 2018 due to tax reform. Capital Expenditures and Cash Flows: NJR is committed to maintaining a strong financial profile while continuing to invest capital in regulated and non- regulated projects. • During the first six months of fiscal 2018, NJR generated operating cash flows of $312.5 million, compared with $171.8 million during the same period in fiscal 2017. • Fiscal year-to-date capital expenditures were $148.8 million, of which $95.1 million were related to regulated assets, compared with $139.3 million, of which $92.5 million were related to regulated assets, during the same period in fiscal 2017. Webcast Information: NJR will host a live webcast to discuss its financial results today at 10 a.m. EDT. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link. Forward-Looking Statements: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 8 of 16 -more- and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2018, forecasted contribution of business segments to fiscal 2018 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures, infrastructure investments and solar sale leaseback transactions, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, the impact of the Tax Act, earnings and dividend growth, as well as the ability to close and successfully implement the Adelphia Gateway acquisition, sell Two Dot and other wind farms and construct the SRL and PennEast Pipeline projects. The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs and PTCs, the future market for SRECs and electricity prices and operational risks related to projects in service; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments, pipeline transportation systems and NJR's infrastructure projects, including SRL and NJ RISE as well as PennEast and Adelphia Gateway, in a timely manner; risks associated with acquisitions and the related integration of acquired assets with our current operations; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, our Energy Services segment operations and our risk management efforts; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through future base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; the performance of our subsidiaries; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; timing of qualifying for ITCs due to delays or failures to complete planned solar projects and the resulting effect on our effective tax rate and earnings; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; risks related to cyberattack or failure of information technology systems; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; the ability to comply with current and future regulatory requirements; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; accounting effects and other risks associated with hedging activities and use of derivatives contracts; the ability to optimize our physical assets; any potential need to record a valuation allowance for our deferred tax assets; changes to tax laws and regulations; weather and economic conditions; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental- related and other uncertainties related to litigation or administrative proceedings; risks related to our employee workforce; and risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 21, 2017, which is available on the SEC’s Web site at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 9 of 16 -more- including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. Non-GAAP Financial Information: This release includes the non-GAAP financial measures NFE (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G. NFE (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to Clean Energy Ventures, as such the adjustment is related to tax credits generated by Clean Energy Ventures. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2017 Form 10-K, Item 7. About New Jersey Resources New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses: • New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,400 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties. • Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 319 megawatts, providing residential and commercial customers with low-carbon solutions. • Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 10 of 16 -more- • Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project. • NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey. NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: www.njresources.com. Follow us on Twitter @NJNaturalGas. “Like” us on facebook.com/NewJerseyNaturalGas. Download our free NJR investor relations app for iPad, iPhone and Android. NJR-E

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 11 of 16

NEW JERSEY RESOURCES

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,	
(Thousands, except per share data)	**2018**	2017	**2018**	2017
OPERATING REVENUES				
Utility	**$ 317,064**	$ 295,546	**$ 526,851**	$ 481,102
Nonutility	**701,979**	438,000	**1,197,497**	793,472
Total operating revenues	**1,019,043**	733,546	**1,724,348**	1,274,574
OPERATING EXPENSES				
Gas purchases				
Utility	**96,586**	112,445	**174,188**	173,765
Nonutility	**621,223**	367,328	**1,066,307**	705,260
Related parties	**2,087**	2,072	**4,236**	4,183
Operation and maintenance	**57,749**	52,342	**112,860**	104,570
Regulatory rider expenses	**19,604**	19,893	**31,373**	32,494
Depreciation and amortization	**22,460**	20,328	**44,314**	39,588
Energy and other taxes	**21,542**	19,485	**38,033**	33,586
Total operating expenses	**841,251**	593,893	**1,471,311**	1,093,446
OPERATING INCOME	**177,792**	139,653	**253,037**	181,128
Other income, net	**1,980**	5,338	**8,907**	9,114
Interest expense, net of capitalized interest	**11,798**	11,436	**23,703**	22,051
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	**167,974**	133,555	**238,241**	168,191
Income tax provision (benefit)	**30,901**	23,932	**(19,267)**	25,950
Equity in earnings of affiliates	**3,193**	5,079	**6,457**	7,390
NET INCOME	**$ 140,266**	$ 114,702	**$ 263,965**	$ 149,631
EARNINGS PER COMMON SHARE				
Basic	**$ 1.60**	$ 1.33	**$ 3.02**	$ 1.74
Diluted	**$ 1.59**	$ 1.32	**$ 3.01**	$ 1.72
DIVIDENDS DECLARED PER COMMON SHARE	**$ 0.2725**	$ 0.255	**$ 0.545**	$ 0.51
WEIGHTED AVERAGE SHARES OUTSTANDING				
Basic	**87,595**	86,275	**87,295**	86,182
Diluted	**87,989**	87,101	**87,690**	86,993

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NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
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RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

(Thousands)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Six Months Ended March 31, 2018	Six Months Ended March 31, 2017
NEW JERSEY RESOURCES				
A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:				
Net income	**$ 140,266**	$ 114,702	**$ 263,965**	$ 149,631
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**(11,608)**	(54,855)	**23,246**	(26,553)
Tax effect	**4,716**	19,679	**(3,343)**	9,922
Effects of economic hedging related to natural gas inventory	**6,125**	34,328	**(19,262)**	16,389
Tax effect	**(1,715)**	(12,334)	**6,529**	(6,130)
Net income to NFE tax adjustment	**4,278**	2,586	**6,260**	1,230
Net financial earnings	**$ 142,062**	$ 104,106	**$ 277,395**	$ 144,489
Weighted Average Shares Outstanding				
Basic	**87,595**	86,275	**87,295**	86,182
Diluted	**87,989**	87,101	**87,690**	86,993
A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:				
Basic earnings per share	**$ 1.60**	$ 1.33	**$ 3.02**	$ 1.74
Add:				
Unrealized (gain) loss on derivative instruments and related transactions	**$ (0.13)**	$ (0.64)	**$ 0.27**	$ (0.31)
Tax effect	**$ 0.05**	$ 0.23	**$ (0.04)**	$ 0.12
Effects of economic hedging related to natural gas inventory	**$ 0.07**	$ 0.40	**$ (0.22)**	$ 0.19
Tax effect	**$ (0.02)**	$ (0.14)	**$ 0.08**	$ (0.07)
Net income to NFE tax adjustment	**$ 0.05**	$ 0.03	**$ 0.07**	$ 0.01
Basic NFE per share	**$ 1.62**	$ 1.21	**$ 3.18**	$ 1.68
NATURAL GAS DISTRIBUTION				
A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:				
Operating revenues	**$ 317,064**	$ 295,546	**$ 526,851**	$ 481,102
Less:				
Gas purchases	**141,988**	115,723	**226,743**	179,909
Energy and other taxes	**17,873**	16,706	**30,277**	27,588
Regulatory rider expense	**19,604**	19,893	**31,373**	32,494
Utility gross margin	**$ 137,599**	$ 143,224	**$ 238,458**	$ 241,111
CLEAN ENERGY VENTURES				
A reconciliation of net income to net financial earnings is as follows:				
Net income	**$ 5,773**	$ 20,157	**$ 75,042**	$ 24,355
Add:				
Net income to NFE tax adjustment	**4,278**	2,586	**6,259**	1,230
Net financial earnings	**$ 10,051**	$ 22,743	**$ 81,301**	$ 25,585

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS Page 13 of 16 Three Months Ended Six Months Ended (Unaudited) March 31, March 31, (Thousands) 2018 2017 2018 2017 ENERGY SERVICES The following table is a computation of financial margin: Operating revenues $ 725,313 $ 420,287 $ 1,203,294 $ 757,468 Less: Gas purchases 622,347 368,482 1,068,557 707,569 Add: Unrealized (gain) loss on derivative instruments and related transactions (12,249) (56,581) 21,624 (25,989) Effects of economic hedging related to natural gas inventory 6,125 34,328 (19,262) 16,389 Financial margin $ 96,842 $ 29,552 $ 137,099 $ 40,299 A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows: Operating income $ 100,872 $ 47,025 $ 126,992 $ 39,630 Add: Operation and maintenance expense 1,060 4,451 5,480 9,469 Depreciation and amortization 15 17 29 33 Other taxes 1,019 312 2,236 767 Subtotal 102,966 51,805 134,737 49,899 Add: Unrealized (gain) loss on derivative instruments and related transactions (12,249) (56,581) 21,624 (25,989) Effects of economic hedging related to natural gas inventory 6,125 34,328 (19,262) 16,389 Financial margin $ 96,842 $ 29,552 $ 137,099 $ 40,299 A reconciliation of net income to net financial earnings is as follows: Net income $ 75,810 $ 30,032 $ 86,930 $ 25,242 Add: Unrealized (gain) loss on derivative instruments and related transactions (12,249) (56,581) 21,624 (25,989) Tax effect 4,861 20,301 (2,715) 9,721 Effects of economic hedging related to natural gas, net of taxes 6,125 34,328 (19,262) 16,389 Tax effect (1,715) (12,334) 6,529 (6,130) Net financial earnings $ 72,832 $ 15,746 $ 93,106 $ 19,233 Home Services and Other A reconciliation of net income to net financial earnings is as follows: Net (loss) income $ (2,394) $ 708 $ (10,110) $ 2,250 Add: Unrealized loss on derivative instruments and related transactions (121) — (121) — Tax effect 27 — 27 — Net financial (loss) earnings $ (2,488) $ 708 $ (10,204) $ 2,250

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 14 of 16

(Thousands, except per share data)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Six Months Ended March 31, 2018	Six Months Ended March 31, 2017
NEW JERSEY RESOURCES				
Operating Revenues				
Natural Gas Distribution	**$ 317,064**	$ 295,546	**$ 526,851**	$ 481,102
Clean Energy Ventures	**12,866**	12,943	**26,862**	20,510
Energy Services	**725,313**	420,287	**1,203,294**	757,468
Midstream	**—**	—	**—**	—
Home Services and Other	**8,261**	8,504	**18,218**	18,510
Sub-total	**1,063,504**	737,280	**1,775,225**	1,277,590
Eliminations	**(44,461)**	(3,734)	**(50,877)**	(3,016)
Total	**$ 1,019,043**	$ 733,546	**$ 1,724,348**	$ 1,274,574
Operating Income (loss)				
Natural Gas Distribution	**$ 83,597**	$ 95,961	**$ 134,936**	$ 147,333
Clean Energy Ventures	**(2,628)**	(1,359)	**(3,163)**	(5,652)
Energy Services	**100,872**	47,025	**126,992**	39,630
Midstream	**(593)**	(246)	**(966)**	(402)
Home Services and Other	**(3,958)**	(1,103)	**(5,488)**	(2,559)
Sub-total	**177,290**	140,278	**252,311**	178,350
Eliminations	**502**	(625)	**726**	2,778
Total	**$ 177,792**	$ 139,653	**$ 253,037**	$ 181,128
Equity in Earnings of Affiliates				
Midstream	**$ 4,068**	$ 6,119	**$ 8,197**	$ 9,450
Eliminations	**(875)**	(1,040)	**(1,740)**	(2,060)
Total	**$ 3,193**	$ 5,079	**$ 6,457**	$ 7,390
Net income (loss)				
Natural Gas Distribution	**$ 60,442**	$ 60,233	**$ 94,551**	$ 90,581
Clean Energy Ventures	**5,773**	20,157	**75,042**	24,355
Energy Services	**75,810**	30,032	**86,930**	25,242
Midstream	**1,315**	4,948	**18,826**	7,335
Home Services and Other	**(2,394)**	708	**(10,110)**	2,250
Sub-total	**140,946**	116,078	**265,239**	149,763
Eliminations	**(680)**	(1,376)	**(1,274)**	(132)
Total	**$ 140,266**	$ 114,702	**$ 263,965**	$ 149,631
Net financial earnings (loss)				
Natural Gas Distribution	**$ 60,442**	$ 60,233	**$ 94,551**	$ 90,581
Clean Energy Ventures	**10,051**	22,743	**81,301**	25,585
Energy Services	**72,832**	15,746	**93,106**	19,233
Midstream	**1,315**	4,948	**18,826**	7,335
Home Services and Other	**(2,488)**	708	**(10,204)**	2,250
Sub-total	**142,152**	104,378	**277,580**	144,984
Eliminations	**(90)**	(272)	**(185)**	(495)
Total	**$ 142,062**	$ 104,106	**$ 277,395**	$ 144,489
Throughput (Bcf)				
NJNG, Core Customers	**41.8**	41.3	**72.5**	74.1
NJNG, Off System/Capacity Management	**36.7**	42.5	**75.4**	86.1
Energy Services Fuel Mgmt. and Wholesale Sales	**168.4**	131.6	**331.5**	257.8
Total	**246.9**	215.4	**479.4**	418.0
Common Stock Data				
Yield at March 31	**2.7%**	2.6%	**2.7%**	2.6%
Market Price				
High	**$ 40.40**	$ 39.95	**$ 45.45**	$ 39.95
Low	**$ 35.55**	$ 33.70	**$ 35.55**	$ 30.46
Close at March 31	**$ 40.10**	$ 39.60	**$ 40.10**	$ 39.60
Shares Out. at March 31	**87,656**	86,364	**87,656**	86,364
Market Cap. at March 31	**$ 3,515,006**	$ 3,420,014	**$ 3,515,006**	$ 3,420,014

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 15 of 16

(Unaudited) (Thousands, except customer and weather data)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Six Months Ended March 31, 2018	Six Months Ended March 31, 2017
NATURAL GAS DISTRIBUTION				
Utility Gross Margin				
Operating revenues	**$ 317,064**	$ 295,546	**$ 526,851**	$ 481,102
Less:				
Gas purchases	**141,988**	115,723	**226,743**	179,909
Energy and other taxes	**17,873**	16,706	**30,277**	27,588
Regulatory rider expense	**19,604**	19,893	**31,373**	32,494
Total Utility Gross Margin	**$ 137,599**	$ 143,224	**$ 238,458**	$ 241,111
Utility Gross Margin, Operating Income and Net Income				
Residential	**$ 94,555**	$ 96,599	**$ 159,290**	$ 159,097
Commercial, Industrial & Other	**19,230**	21,119	**33,148**	34,815
Firm Transportation	**20,177**	21,165	**36,437**	37,450
Total Firm Margin	**133,962**	138,883	**228,875**	231,362
Interruptible	**1,277**	1,417	**2,788**	3,041
Total System Margin	**135,239**	140,300	**231,663**	234,403
Off System/Capacity Management/FRM/Storage Incentive	**2,360**	2,924	**6,795**	6,708
Total Utility Gross Margin	**137,599**	143,224	**238,458**	241,111
Operation and maintenance expense	**39,259**	33,768	**74,650**	66,986
Depreciation and amortization	**13,353**	12,263	**26,136**	24,293
Other taxes not reflected in gross margin	**1,390**	1,232	**2,736**	2,499
Operating Income	**$ 83,597**	$ 95,961	**$ 134,936**	$ 147,333
Net Income	**$ 60,442**	$ 60,233	**$ 94,551**	$ 90,581
Throughput (Bcf)				
Residential	**22.5**	19.7	**36.1**	32.3
Commercial, Industrial & Other	**4.2**	4.4	**6.8**	6.8
Firm Transportation	**6.6**	5.6	**11.2**	10.1
Total Firm Throughput	**33.3**	29.7	**54.1**	49.2
Interruptible	**8.5**	11.6	**18.4**	24.9
Total System Throughput	**41.8**	41.3	**72.5**	74.1
Off System/Capacity Management	**36.7**	42.5	**75.4**	86.1
Total Throughput	**78.5**	83.8	**147.9**	160.2
Customers				
Residential	**467,014**	454,464	**467,014**	454,464
Commercial, Industrial & Other	**28,926**	28,623	**28,926**	28,623
Firm Transportation	**40,873**	44,837	**40,873**	44,837
Total Firm Customers	**536,813**	527,924	**536,813**	527,924
Interruptible	**30**	33	**30**	33
Total System Customers	**536,843**	527,957	**536,843**	527,957
Off System/Capacity Management*	**28**	15	**28**	15
Total Customers	**536,871**	527,972	**536,871**	527,972
**The number of customers represents those active during the last month of the period.*				
Degree Days				
Actual	**2,417**	2,191	**3,994**	3,685
Normal	**2,454**	2,465	**4,030**	4,054
Percent of Normal	**98.5%**	88.9%	**99.1%**	90.9%

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS
Page 16 of 16

(Unaudited) *(Thousands, except customer, SREC and megawatt)*	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Six Months Ended March 31, 2018	Six Months Ended March 31, 2017
CLEAN ENERGY VENTURES				
Operating Revenues				
SREC sales	**$ 5,438**	$ 7,011	**$ 12,294**	$ 9,497
Wind electricity sales and other	**4,103**	3,674	**8,288**	6,718
Solar electricity sales and other	**1,418**	789	**2,543**	1,534
Sunlight Advantage	**1,907**	1,469	**3,737**	2,761
Total Operating Revenues	**$ 12,866**	$ 12,943	**$ 26,862**	$ 20,510
Depreciation and Amortization	**$ 8,928**	$ 7,923	**$ 17,863**	$ 14,964
Operating (Loss)	**$ (2,628)**	$ (1,359)	**$ (3,163)**	$ (5,652)
Income Tax Benefit	**$ 12,722**	$ 24,756	**$ 86,710**	$ 36,643
Net Income	**$ 5,773**	$ 20,157	**$ 75,042**	$ 24,355
Net Financial Earnings	**$ 10,051**	$ 22,743	**$ 81,301**	$ 25,585
Solar Renewable Energy Certificates Generated	**46,613**	27,993	**88,056**	69,436
Solar Renewable Energy Certificates Sold	**45,361**	32,350	**55,680**	42,669
Solar Megawatts Eligible for ITCs	**1.8**	3.5	**3.6**	6.3
Solar Megawatts Under Construction	**43.5**	25.5	**43.5**	25.5
Wind Megawatts Installed/Acquired	**—**	—	**—**	39.9
ENERGY SERVICES				
Operating Income				
Operating revenues	**$ 725,313**	$ 420,287	**$ 1,203,294**	$ 757,468
Less:				
Gas purchases	**622,347**	368,482	**1,068,557**	707,569
Operation and maintenance expense	**1,060**	4,451	**5,480**	9,469
Depreciation and amortization	**15**	17	**29**	33
Energy and other taxes	**1,019**	312	**2,236**	767
Operating Income	**$ 100,872**	$ 47,025	**$ 126,992**	$ 39,630
Net Income	**$ 75,810**	$ 30,032	**$ 86,930**	$ 25,242
Financial Margin	**$ 96,842**	$ 29,552	**$ 137,099**	$ 40,299
Net Financial Earnings	**$ 72,832**	$ 15,746	**$ 93,106**	$ 19,233
Gas Sold and Managed (Bcf)	**168.4**	131.6	**331.5**	257.8
MIDSTREAM				
Equity in Earnings of Affiliates	**$ 4,068**	$ 6,119	**$ 8,197**	$ 9,450
Other Income, Net	**$ 1,356**	$ 991	**$ 2,577**	$ 1,908
Income Tax Provision (Benefit)	**$ 3,131**	$ 1,502	**$ (9,712)**	$ 3,151
Net Income	**$ 1,315**	$ 4,948	**$ 18,826**	$ 7,335
HOME SERVICES AND OTHER				
Operating Revenues	**$ 8,261**	$ 8,504	**$ 18,218**	$ 18,510
Operating Loss	**$ (3,958)**	$ (1,103)	**$ (5,488)**	$ (2,559)
Other Income, Net	**$ 303**	$ 3,001	**$ 5,906**	$ 5,828
Net (Loss) Income	**$ (2,394)**	$ 708	**$ (10,110)**	$ 2,250
Net Financial (Loss) Earnings	**$ (2,488)**	$ 708	**$ (10,204)**	$ 2,250
Total Service Contract Customers at March 31	**110,883**	112,820	**110,883**	112,820